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                                                                    EXHIBIT 10.9


              SEPARATION, SETTLEMENT AND NON-COMPETITION AGREEMENT

         This SEPARATION, SETTLEMENT AND NON-COMPETITION AGREEMENT ("Non-Compete Agreement") is entered into between KENT W. SANFORD (hereinafter "Employee") and APPALACHIAN COMMUNITY BANK and APPALACHIAN BANCSHARES, INC. (Appalachian Community Bank and Appalachian Bancshares, Inc. are hereinafter collectively referred to as the "Company"), as follows:

                                   WITNESSETH:

         WHEREAS, Employee has been employed by Appalachian Community Bank as its Executive Vice President and is a member of the Board of Directors of Appalachian Community Bank;

         WHEREAS, Employee has been employed by Appalachian Bancshares, Inc. as its Executive Vice President and is a member of the Board of Directors of Appalachian Bancshares, Inc.;

         WHEREAS, the parties hereto wish to enter into this Non-Compete Agreement for the purposes of providing for certain limited restraints on possible competition by the Employee with the Company, to provide for an orderly termination of their employment relationship and of the Employee's positions on the respective Boards of Directors of Appalachian Community Bank and Appalachian Bancshares, Inc., and to provide for a full and final settlement of any and all claims arising out of or pertaining to those relationships, including their termination, whether past, present or future, including claims for attorney's fees and expenses;

         NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do agree as follows:

         1. Separation From Employment. The Employee's employment with the Company terminated effective January 11, 2002 (hereinafter, the "Separation Date"). On and after the Separation Date, the employment relationship that existed between Employee and the Company terminated in all respects.

         2. Resignation from Board of Directors. Employee hereby resigns from the Boards of Directors of Appalachian Community Bank and Appalachian Bancshares, Inc., and from all committees thereof, effective January 11, 2002.

         3.       Post-Separation Non-Compete Payments.

         (a) Employee, upon his continuing compliance with the terms and conditions of this Non-Compete Agreement, shall receive payments from the Company in the

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                  amount of $165,000 payable as follows: (1) $23,000 payable upon execution of this Non-Compete Agreement; (2) twenty-three
                  (23) payments of $4,000, payable on the 15th of each month, beginning on February 15, 2002; and (3) a payment of $50,000, payable on January 15, 2004. In addition, Company shall pay Employee $21,363.52 upon execution of this Non-Compete Agreement, which payment represents payment for all accrued leave and vacation days owed by Company to Employee. The Company will withhold all applicable taxes and statutory deductions from said payments.

         (b) Company will issue Employee a COBRA notice, and Company agrees to reimburse Employee for the monthly COBRA payments in order to continue Employee's present level of medical insurance coverage until July 15, 2003 or until Employee becomes covered under a different health insurance plan, whichever occurs sooner. Employee agrees to immediately provide the Company with notice should he become covered under a health insurance plan on or before July 15, 2003.

         (c) Appalachian Bancshares, Inc. agrees to fully vest all of Employee's unexercised stock options in Appalachian Bancshares, Inc. and Employee and Appalachian Bancshares, Inc. hereby agree that stock options for 86,000 shares of Appalachian Bancshares, Inc. common stock remain unexercised as of the date Employee executes this Non-Compete Agreement. Company further agrees that, in the event Employee chooses to exercise his stock options and Employee requires a loan to exercise such stock options, Company will lend sufficient funds for Employee to exercise his stock options at its prime lending rate (as determined and announced from time to time by the Company), minus .25%, such loan rate to float, and be determined, as of each anniversary date of the loan; provided, however, that Employee shall execute all necessary loan documentation and provide adequate security (all as determined in the discretion of the Company) for such loan. Company and Employee further agree that, if the loan is secured by Appalachian Bancshares, Inc. stock, the applicable loan-to-value ratio will be determined by the book value of the stock, not the market value thereof, subject to compliance with applicable regulatory guidelines, and, further, that the terms and provisions of the loan will be subject to all applicable laws and regulations.

         4. Additional Consideration. The Company agrees to transfer all title and interest to the 2000 Chrysler Town & Country van now being used by Employee ("Van") to Employee, in an "as is" condition, by January 15, 2002 (the "Transfer Date"). Employee will be solely responsible for all insurance coverage, tag, taxes, maintenance and any other expenses related to the Van on and after the Transfer Date.

         5. Non-Competition. Employee expressly covenants and agrees that, for a period of two (2) years following the execution of this Non-Compete Agreement, he will not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a


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"Competitor" of the Company (as such terms are defined below), if the Company or its successors or assigns are also then still engaged in the "Company's Business." For purposes of this Non-Compete Agreement, a "Competitor" of the Company means any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or partly, in the Company's Business; the "Company's Business" means the business of banking, as such business is contemplated and permitted for "financial institutions" (as such term is defined in Section 7-1-4(21) of the Official Code of Georgia Annotated) under Title 7 (Banking and Finance) of the Official Code of Georgia Annotated (the "Georgia Banking Code"), including (but not limited to) commercial lending or residential lending activities, commercial or residential loan brokerage activities, and the other financial activities and financial services permitted to financial institutions and their subsidiaries and affiliates under applicable provisions of the Georgia Banking Code; a "Competitive Position" means any employment with any Competitor of the Company whereby Employee will use or is likely to use any Trade Secrets or Confidential Information (as those terms are defined in Sections 9 and 10 of this Non-Compete Agreement), or whereby Employee has duties for such Competitor that are the same as, or substantially similar to, those actually performed by him as an employee for the Company; the "Restricted Territory" means and includes the geographic area comprising Gilmer, Fannin, and Union counties in Georgia. Employee acknowledges and agrees that he has been working within and throughout the Restricted Territory as defined above and has had material contact with customers or actively sought prospective customers of the Company located within such areas.

         6. Non-Solicitation: Customers. For two years following the execution of this Non-Compete Agreement, Employee shall not, directly or indirectly, or in any manner, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit any customer of the Company, or any representative of any customer, with a view to selling or providing any product or service competitive or potentially competitive with any product or service sold or provided by the Company during the two-year period immediately preceding cessation of Employee's employment with the Company, provided that the restrictions set forth in this section shall apply only to customers of the Company, or representatives of customers of the Company with whom Employee had material contact during such two-year period. "Material contact" exists between Employee and each of the Company's existing customers: (i) with whom Employee actually dealt; or (ii) whose dealings with the Company were handled, coordinated or supervised by Employee.

         7. Non-Solicitation: Employees. For two years following the execution of this Non-Compete Agreement, Employee will not, directly or indirectly, or in any manner, solicit or encourage employees of the Company to leave the employ of the Company. The foregoing prohibition applies only to employees with whom Employee had material contact pursuant to Employee's duties during the period of two years immediately preceding cessation of Employee's employment with the Company. "Material contact" means interaction between the Employee and another employee of the Company: (i) with whom Employee actually dealt; or (ii) whose employment or dealings with the Company or services for the Company were handled, coordinated or supervised by the Employee.


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         8.       Company Property. Employee shall immediately return to the
Company all property, equipment, records, correspondence, documents, files, keys, computer disks, computer programs, data, and any other information, including trade secrets (as defined herein) and confidential information (as defined herein) whether originals, copies or extracts, belonging to the Company, whether maintained by Employee at the Company, at Employee's home, or at any other location, and Employee will not retain any copies or reproductions of any property of the Company.

         9. Trade Secrets. Employee agrees that he will not use, disclose or exploit any Trade Secret of the Company at any time. "Trade secret(s)" means information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         10. Confidential Information. Employee agrees that for two years following the execution of this Non-Compete Agreement, Employee will not, directly or indirectly, use, disclose or exploit, for any reason, any Confidential Information of the Company. "Confidential information" means data and information relating to the business of the Company (which may not rise to the level of a trade secret under applicable law) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship with the Company and which has value to the Company and is not generally known to the public or to the Company's competitors. Confidential information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

         11. Non-Disparagement. Employee agrees that he will not at any time, directly or indirectly, denigrate, degrade, ridicule, intentionally criticize or make negative remarks about the Company or any of its respective employees, officers, directors, agents, affiliates, parents or subsidiaries.

         12. Future Employment. Employee agrees not to apply for any position of employment with the Company and their affiliates, parents or subsidiaries.

         13. Continuing Cooperation. From the Separation Date through January 11, 2003, Employee acknowledges and agrees that he shall provide certain consulting, administrative and advisory services to the Company (the "Transition Period"). During the Transition Period,


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Employee agrees to provide reasonable cooperation and assistance to the Company with respect to the transitioning of matters previously handled by him and to make himself available on reasonable terms on a when-needed, as-needed basis during the Transition Period. The parties acknowledge that such services may require telephone consultations or Employee's physical presence at the Company's facilities from time-to-time. Employee further agrees and warrants that during this Transition Period, he shall provide such time and best efforts as are reasonably needed to accomplish the transitioning of his duties and responsibilities. Employee agrees that he will only be entitled to receive the amounts set forth in this Non-Compete Agreement, and he shall not be entitled to any further or additional compensation during the Transition Period.

         14.      General Release.

         (a) Employee accepts the terms of this Separation and Settlement Agreement in full, final and complete settlement and satisfaction of any and all claims which in any way relate to, pertain to or arise out of his employment with the Company, the termination of that employment, or Employee's dealings or affiliation with the Company. Accordingly, Employee does hereby release the Company, and any and all parent, subsidiary or affiliated corporations or business entities, and any and all respective past or present employees, officers, agents, directors, shareholders and representatives of the foregoing, and others acting for or on behalf of the foregoing (hereinafter "Releasees") from all past, present or future claims, actions, rights or benefits of whatever nature or description, including any claims for attorney's fees and expenses, from the beginning of time, through and including the date of execution of this Non-Compete Agreement, including any and all claims arising out of or relating to Employee's employment with the Company or the termination of that employment, including claims for wages, salary, bonuses, commissions, or other forms of compensation or benefits.

         (b) It is further understood and agreed that this document is intended to be a total accord, settlement and satisfaction of any and all claims which Employee has or may have had against Releasees, including but not limited to, any and all claims arising under the Fair Labor Standards Act, Civil Rights Acts of 1866, 1964 and 1991, Rehabilitation Act of 1973, Equal Pay Act of 1963, State Fair Employment Practice Laws, Vietnam Era Veteran's Readjustment Assistance Act of 1974, Occupational Safety and Health Act, Immigration Reform and Control Act of 1986, Americans with Disabilities Act, Older Workers Benefit Protection Act, Age Discrimination in Employment Act (which Act and laws prohibits discrimination based upon race, sex, color, national origin, religion, age, handicap, citizenship status, veteran status, other) and any other federal, state or local laws, regulations, ordinances or common law theories of recovery.

         15. Confidentiality. Employee agrees that he will keep the terms of this Non-Compete Agreement and the amount of the payments specified in
Section 3 and Section 4 above confidential, and he will not disclose the terms of this Non-Compete Agreement or the amount of


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said payments to anyone unless required by law; provided however, that Employee may disclose to his accountants, attorneys, tax advisors, business or financial consultants or advisors such information as may be necessary and required for legal advice, business, financial or tax advice, tax planning, business or financial planning or the preparation of tax returns. This provision is subject to and shall be construed in accordance with all applicable federal, state and local laws, statutes and regulations.

         16. Acknowledgement. Employee acknowledges and warrants that he is less than forty years old. Employee further acknowledges that nothing contained in this Non-Compete Agreement shall be construed as an admission of liability or responsibility on the part of the Company and further acknowledges that all such liability or responsibility is expressly denied.

         17. Interpretations. The headings to the various paragraphs herein are for convenience only and have no legal effect.

         18. Whole Agreement. This Non-Compete Agreement constitutes the entire agreement and understanding between the parties and all previous discussions, undertakings, representations, promises, negotiations and agreements with respect to the matters included in this Non-Compete Agreement are merged into this Non-Compete Agreement. It is further agreed and understood that this Non-Compete Agreement cannot be changed, altered or amended except in a subsequent writing signed by each of the parties hereto.

         19. Choice of Law. It is further understood and agreed that this Non-Compete Agreement shall be subject to and construed in accordance with the laws of the State of Georgia and not of any other state.

         20. Severability. Should any provision of this Non-Compete Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Non-Compete Agreement shall not be affected thereby, and that the Non-Compete Agreement will be amended to delete or modify, as necessary, any invalid or unenforceable parts, terms or provisions to the extent necessary to allow for enforcement.

         21. Miscellaneous. Employee and the Company acknowledge and represent that they each have read or caused to be read this Non-Compete Agreement and that each understands it fully and signs it voluntarily.


                          [THE SIGNATURE PAGE FOLLOWS.]


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         IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals on the date shown below.


                                    KENT W. SANFORD

                                    /s/ Kent W. Sanford
                                    ------------------------------

                                    Date: January 11, 2002
                                         -------------------------

                                    APPALACHIAN COMMUNITY BANK


                                    By: /s/ Tracy R. Newton
                                       ---------------------------
                                    Title: President and CEO
                                          ------------------------
                                    Date:  January 11, 2002
                                         -------------------------

                                    APPALACHIAN BANCSHARES, INC.


                                    By: /s/ Frank E. Jones
                                       ---------------------------
                                    Title: Chairman
                                          ------------------------
                                    Date:  January 11, 2002
                                         -------------------------